SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 31, 2007
UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21044 (Commission File No.)	33-0204817 (I.R.S. Employer Identification No.)
6101 Gateway Drive
Cypress, California 90630
(Address of principal executive offices, with Zip Code)
(714) 820-1000
(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
On May 31, 2007, Universal Electronics Inc. (the “Company”) entered into a Settlement and Patent License Agreement with Remote Technologies, Inc.. (“RTI”) resolving litigation between the Company and RTI that was first filed in June 2006 pertaining to certain patents owned by the Company.
The Settlement and Patent License Agreement entitles the Company to receive a lump sum payment for past royalties and ongoing per unit royalty fees to be paid on certain products sold by RTI, in exchange for which RTI receives a grant of license from the Company under the patents involved in the litigation. The Settlement and Patent License Agreement which continues to 2013 contains other terms and conditions that are customary for agreements of this nature, including a confidentiality clause that precludes specific disclosures other than the existence and subject matter of the agreement.
Also, on June 1, 2007, the Company issued a press release announcing the settlement of the Patent Infringement Lawsuit filed by the Company against RTI. A copy of the press release is included as Exhibit 99.1 to this report.
Pursuant to General Instruction B.2 of Form 8-K, the information contained in Exhibit 99.1 will be deemed furnished, and not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in any such filing.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits. The following exhibit is furnished with this report.
99.1	Joint Press Release of Universal Electronics Inc. and Remote Technologies, Inc. dated June 1, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.
Date: June 1, 2007	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Joint Press Release of Universal Electronics Inc. and Remote Technologies, Inc. dated June 1, 2007

2